UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     June 23, 2008

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas	77024-3411
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On June 23, 2008, Frontier Oil and Refining Company (“FORC”), a wholly-owned subsidiary of Frontier Oil Corporation (the “Company”), and the Company signed the Second Amendment to the Third Amended and Restated Revolving Credit Agreement (the “Second Amendment”) with Union Bank of California, N.A. and other banks listed on Schedule 1 thereto, as lenders, Union Bank of California, N.A., as administrative agent, and BNP Paribas, as syndication agent.  See “Item 2.03 - Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” for a description of the material revisions made to the Third Amended and Restated Revolving Credit Agreement, dated as of October 1, 2007, as amended (the “Old Agreement”), among the same parties.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Second Amendment described in Item 1.01 of this Current Report on Form 8-K amended and restated our Old Credit Agreement to, among other things:

•	increase the maximum commitment amount from $225 million to $350 million;
•	replace the $175 million inventory limitation on the borrowing base calculation with a limitation that inventory may not exceed 70% of the Borrowing Base;
•	allow for a 25 basis point price increase if the credit facility is not amended or replaced by October 1, 2008.

The above description of the Second Amendment does not purport to be a complete statement of the parties’ rights and obligations under the Old Agreement.  The above statements are qualified in their entirety by reference to the Second Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits

Exhibit Number	Description
10.1

Second Amendment to Third Amended and Restated Revolving Credit Agreement, dated as of June 23, 2008, among, Frontier Oil and Refining Company, Frontier Oil Corporation, Union Bank of California, N.A., as administrative agent, BNP Paribas, as syndication agent and the other lenders specified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By: /s/ Michael C. Jennings
Michael C. Jennings
Executive Vice President - Chief Financial Officer

Date: June 24, 2008